EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Marc Passalacqua
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Third Fiscal Quarter 2014 Results

Comparable Store Sales Increase 1%

San Francisco, Calif., December 11, 2014 - The Gymboree Corporation (the "Company") today reported consolidated financial results for the third fiscal quarter ended November 1, 2014.

"We made progress in the third quarter, which resulted in increased net sales, positive consolidated comparable sales, and increased gross profit dollars as compared to the prior year,” stated Mark Breitbard, Chief Executive Officer. “During the quarter, our customers responded favorably to our merchandising and marketing strategies, which lead to a significant improvement in trend as compared to the first half of the year. As we begin the holiday selling season, we are encouraged that our comparable sales trend continued in November.”

Third Fiscal Quarter Results (13 weeks ended November 1, 2014 versus 13 weeks ended November 2, 2013)

•	Net sales were $316.8 million, compared to $309.8 million in the third quarter of fiscal 2013.
•	Comparable store sales (including online stores) increased 1%.
•	Gross profit was $125.9 million, or 39.7% of net sales, compared to $123.5 million, or 39.8% of net sales, for the third quarter of fiscal 2013.
•	Adjusted gross profit was $127.7 million, or 40.3% of net sales, compared to $126.0 million, or 40.7% of net sales, for the third quarter of fiscal 2013. The decline in gross profit margin rate is due to an increase in occupancy expenses. Adjusted gross profit excludes purchase accounting adjustments of $1.8 million and $2.6 million for the third quarter of fiscal 2014 and the third quarter of fiscal 2013, respectively, relating to the November 2010 acquisition of the Company by investment funds advised by Bain Capital Partners, LLC (the "Acquisition") (see Exhibit D for reconciliation information).

•	SG&A expense was $113.7 million, or 35.9% of net sales, compared to $111.2 million, or 35.9% of net sales, for the third quarter of fiscal 2013.
•	Adjusted SG&A expense was $111.4 million, or 35.2% of net sales, compared to $109.1 million, or 35.2% of net sales, in the third quarter of fiscal 2013. Adjusted SG&A in the third quarter of fiscal 2014 and 2013 excludes $2.3 million and $2.1 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and non-recurring adjustments (see Exhibit D for reconciliation information).
•	The Company recorded a $591.4 million non-cash goodwill and intangible asset impairment charge in the third quarter of fiscal 2014.
•	Net loss attributable to The Gymboree Corporation was $522.1 million compared to $24.0 million for the third quarter of fiscal 2013.
•	Adjusted EBITDA, defined as net loss attributable to The Gymboree Corporation before interest income/expense, income taxes and depreciation and amortization, adjusted for other items described above, was $29.8 million compared to $33.9 million for the third quarter of fiscal 2013.

Adjusted EBITDA is not a financial measure under U.S. generally accepted accounting principles ("GAAP"). For a description of these measures, see "Non-GAAP Financial Measures" below. A reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Goodwill and other Intangible Asset Impairment

In connection with the long-range planning process in the third quarter of fiscal 2014, the Company revised its growth assumptions based on estimates of future operations. The updated assumptions resulted in a plan that reflects slower growth in revenues and margins in the Company’s retail stores. As a result, during the quarter ended November 1, 2014, the Company recorded a $591.4 million non-cash goodwill and intangible asset impairment charge. This impairment charge does not have any effect on the Company’s operations, liquidity, debt covenants, or the Company’s ability to service its debt.

Balance Sheet Highlights

•	There were $42.0 million in borrowings outstanding under the Company's $225 million asset-backed loan facility and approximately $146 million of undrawn availability after deducting letters of credit and outstanding borrowings at the end of the third quarter of fiscal 2014.
•	Cash balances were at $20.8 million at the end of the third quarter of fiscal 2014, a decrease of $18.6 million from $39.4 million at the end of fiscal 2013.
•	Capital expenditures were $7.8 million during the third quarter of fiscal 2014.
•	Inventory balances at the end of the third quarter of fiscal 2014 were $259.3 million, compared to $222.4 million at the end of the third quarter of fiscal 2013. On a per square foot basis, inventory cost increased 14% and inventory units increased in the low teens compared to the prior year. The increase in inventory dollars was primarily due to an investment in holiday goods, timing of spring receipts, and an increase in net stores.

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Fiscal 2014 Business Outlook

The Company's fiscal 2014 outlook is based on the Company's first nine months of performance, current economic environment trends, and management expectations for the remainder of the year.

Full Year

For the full year, the Company expects Adjusted EBITDA in the range of $90 million to $100 million. Based on this guidance, the Company expects to have sufficient liquidity during the next 12 months to service its debt and invest in the business to drive long-term growth.

New Stores

The Company now plans to close approximately 40 stores (14 closed to date) and still expects to open approximately 50 new stores (46 opened to date) during fiscal 2014, distributed fairly evenly across its brands.

Capital Expenditures

During fiscal 2014, the Company still anticipates spending approximately $35 million to $40 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net loss attributable to The Gymboree Corporation before interest income/expense, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items including non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's operating performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation).

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Management Presentation

The live broadcast of the discussion of third fiscal quarter 2014 financial results and business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, December 11, 2014. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page, go to "Investors & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, Wednesday, December 17, 2014, at 855-859-2056, passcode 30153133.

About The Gymboree Corporation

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of November 1, 2014, the Company operated a total of 1,355 retail stores: 626 Gymboree® stores (572 in the United States, 47 in Canada, 1 in Puerto Rico and 6 in Australia), 174 Gymboree Outlet stores (172 in the United States and 2 in Puerto Rico), 151 Janie and Jack® shops and 404 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 702 franchised and Company-operated Gymboree Play & Music® centers in the United States and 41 other countries.

Forward-Looking Statements

The foregoing financial information for the third quarter of fiscal 2014 is unaudited and subject to quarter-end and year-end adjustments. This press release includes forward-looking statements, including statements relating to The Gymboree Corporation's anticipated future financial performance, especially those set forth under the heading "Fiscal 2014 Business Outlook" and the Company's expectation that it will be able to stabilize its sales trend and return to consistent, long-term profitable growth. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company's expectations: the recent disruptions in the west coast ports, the ongoing volatility in the commodities markets, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company's dependence on the holiday season in November and December to sell a significant portion of its existing inventory, the Company's ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, particularly during the holiday season, that may be required to sell existing inventory, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company's ability to attract and retain key personnel and other qualified team members, the limited data available in the future upon which to base its expectations for stabilizing sales trends, and other factors, including those discussed under "Risk Factors" in "Item 1A. Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, filed with the Securities and Exchange Commission ("SEC") on May 2, 2014. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

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Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

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EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net sales:
Retail	$304,265	$297,352	$816,765	$857,173
Gymboree Play & Music	7,744	6,821	21,895	19,409
Retail Franchise	4,810	5,665	14,472	16,955
Total net sales	316,819	309,838	853,132	893,537
Cost of goods sold, including buying and occupancy expenses	(190,898)	(186,370)	(522,489)	(542,010)
Gross profit	125,921	123,468	330,643	351,527
Selling, general and administrative expenses	(113,679)	(111,199)	(323,109)	(317,351)
Goodwill and intangible asset impairment	(591,396)	-	(591,396)	-
Operating (loss) income	(579,154)	12,269	(583,862)	34,176
Interest income	42	41	157	143
Interest expense	(20,768)	(20,483)	(61,597)	(61,352)
Loss on extinguishment of debt	-	(834)	-	(834)
Other (expense) income, net	(19)	853	(521)	751
Loss before income taxes	(599,899)	(8,154)	(645,823)	(27,116)
Income tax benefit (expense)	77,505	(16,244)	75,573	(9,455)
Net loss	(522,394)	(24,398)	(570,250)	(36,571)
Net loss attributable to noncontrolling interest	319	413	3,591	700
Net loss attributable to The Gymboree Corporation	$(522,075)	$(23,985)	$(566,659)	$(35,871)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	November 1,	February 1,	November 2,
	2014	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$20,828	$39,429	$19,079
Accounts receivable	23,377	21,882	32,485
Merchandise inventories	259,266	175,495	222,414
Prepaid income taxes	2,715	1,979	1,815
Prepaid expenses	21,090	18,801	19,986
Deferred income taxes	9,182	13,454	11,721
Total current assets	336,458	271,040	307,500

Property and equipment, net	191,175	206,308	209,267
Goodwill	375,345	758,777	898,983
Other intangible assets, net	344,829	559,824	576,744
Deferred financing costs	27,338	32,455	34,067
Other assets	8,866	11,700	12,604
Total assets	$1,284,011	$1,840,104	$2,039,165

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$146,066	$101,959	$87,323
Accrued liabilities	108,334	100,303	113,472
Line of credit	42,000	-	24,000
Current obligation under capital lease	539	503	492
Total current liabilities	296,939	202,765	225,287

Long-term liabilities:
Long-term debt	1,113,970	1,113,742	1,113,668
Long-term obligation under capital lease	2,993	3,402	3,532
Lease incentives and other liabilities	54,129	50,432	49,772
Unrecognized tax benefits	6,186	6,157	12,416
Deferred income taxes	131,137	214,464	217,908
Total liabilities	1,605,354	1,590,962	1,622,583

Stockholders' (deficit) equity	(321,343)	249,142	416,582
Total liabilities and stockholders' (deficit) equity	$1,284,011	$1,840,104	$2,039,165

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	39 Weeks Ended
	November 1, 2014	November 2, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(570,250)	$(36,571)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on extinguishment of debt	-	834
Goodwill and intangible asset impairment charge	591,396	-
Depreciation and amortization	33,469	34,825
Amortization of deferred financing costs and accretion of original issue discount	5,345	5,112
Interest rate cap contracts - adjustment to market	1,441	742
Loss on disposal/impairment of assets	6,089	5,662
Deferred income taxes	(79,214)	2,969
Share-based compensation expense	3,389	4,417
Other	(106)	40
Change in assets and liabilities:
Accounts receivable	(1,507)	4,382
Merchandise inventories	(84,093)	(24,264)
Prepaid income taxes	(744)	1,223
Prepaid expenses and other assets	630	(5,144)
Accounts payable	44,115	(2,807)
Accrued liabilities	8,237	17,344
Lease incentives and other liabilities	5,304	14,522
Net cash (used in) provided by operating activities	(36,499)	23,286

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(24,372)	(35,213)
Other	(45)	(235)
Net cash used in investing activities	(24,417)	(35,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	300,000	79,000
Payments on ABL facility	(258,000)	(55,000)
Repurchase of notes	-	(24,760)
Payments on capital lease	(373)	(78)
Dividend payment to Parent	(84)	(7,475)
Capital contribution received by noncontrolling interest	992	6,506
Net cash provided by (used in) financing activities	42,535	(1,807)
Effect of exchange rate fluctuations on cash and cash equivalents	(220)	(280)
Net decrease in cash and cash equivalents	(18,601)	(14,249)
CASH AND CASH EQUIVALENTS:
Beginning of period	39,429	33,328
End of period	$20,828	$19,079

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization ("EBITDA") adjusted for other items, including non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA:

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

Net loss attributable to The Gymboree Corporation	$(522,075)	$(23,985)	$(566,659)	$(35,871)
Reconciling items (a):
Interest expense	20,768	20,483	61,597	61,352
Interest income	(14)	(41)	(80)	(114)
Income tax (benefit) expense	(78,023)	15,917	(76,633)	9,202
Depreciation and amortization (b)	10,477	10,874	32,281	34,156
Non-cash share-based compensation expense	1,120	1,443	3,389	4,417
Loss on disposal/impairment on assets	2,186	3,712	6,041	5,583
Loss on extinguishment of debt	-	834	-	834
Goodwill and intangible asset impairment	591,396	-	591,396	-
Acquisition-related adjustments (c)	2,771	3,890	8,678	11,882
Other (d)	1,181	775	1,369	3,238
Adjusted EBITDA	$29,787	$33,902	$61,379	$94,679

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following:
Amortization of intangible assets (impacts SG&A)	$384	$383	$1,151	$3,025
Amortization of below and above market leases (impacts COGS)	(237)	(348)	(724)	(1,110)
	$147	$35	$427	$1,915

(c) Includes the following:
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$2,058	$2,217	$6,189	$6,675
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	713	974	2,489	3,069
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	-	699	-	2,138
	$2,771	$3,890	$8,678	$11,882

(d) Other is comprised of restructuring charges, a non-recurring change in reserves, and other non-recurring items.

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

Gross profit as reported	$125,921	$123,468	$330,643	$351,527
Acquisition-related adjustments	1,821	2,568	5,465	7,703
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$127,742	$126,036	$336,108	$359,230

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

SG&A as reported	$(113,679)	$(111,199)	$(323,109)	$(317,351)
Acquisition-related adjustments	1,097	1,357	3,640	6,094
Other adjustments	1,181	775	1,369	3,238
	2,278	2,132	5,009	9,332
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(111,401)	$(109,067)	$(318,100)	$(308,019)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the 13 Weeks Ended November 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$312,258	$6,055	$(1,494)	$316,819
Cost of goods sold, including buying and occupancy expenses	(189,729)	(1,561)	392	(190,898)
Gross profit	122,529	4,494	(1,102)	125,921
Selling, general and administrative expenses	(701,854)	(4,322)	1,101	(705,075)
Operating (loss) income	(579,325)	172	(1)	(579,154)
Other non operating (expense) income	(20,772)	27	-	(20,745)
(Loss) income before income taxes	(600,097)	199	(1)	(599,899)
Income tax benefit (expense)	78,023	(518)	-	77,505
Net loss	(522,074)	(319)	(1)	(522,394)
Net loss attributable to noncontrolling interest	-	319	-	319
Net loss attributable to The Gymboree Corporation	$(522,074)	$-	$(1)	$(522,075)

	For the 13 Weeks Ended November 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$305,639	$5,395	$(1,196)	$309,838
Cost of goods sold, including buying and occupancy expenses	(185,116)	(1,297)	43	(186,370)
Gross profit	120,523	4,098	(1,153)	123,468
Selling, general and administrative expenses	(107,471)	(4,901)	1,173	(111,199)
Operating income (loss)	13,052	(803)	20	12,269
Other non operating (expense) income	(21,140)	717	-	(20,423)
Loss before income taxes	(8,088)	(86)	20	(8,154)
Income tax expense	(15,917)	(327)	-	(16,244)
Net loss	(24,005)	(413)	20	(24,398)
Net loss attributable to noncontrolling interest	-	413	-	413
Net loss attributable to The Gymboree Corporation	$(24,005)	$-	$20	$(23,985)

	For the 39 Weeks Ended November 1, 2014
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$840,794	$17,705	$(5,367)	$853,132
Cost of goods sold, including buying and occupancy expenses	(518,426)	(4,874)	811	(522,489)
Gross profit	322,368	12,831	(4,556)	330,643
Selling, general and administrative expenses	(903,695)	(15,356)	4,546	(914,505)
Operating loss	(581,327)	(2,525)	(10)	(583,862)
Other non operating expense	(61,955)	(6)	-	(61,961)
Loss before income taxes	(643,282)	(2,531)	(10)	(645,823)
Income tax benefit (expense)	76,633	(1,060)	-	75,573
Net loss	(566,649)	(3,591)	(10)	(570,250)
Net loss attributable to noncontrolling interest	-	3,591	-	3,591
Net loss attributable to The Gymboree Corporation	$(566,649)	$-	$(10)	$(566,659)

	For the 39 weeks Ended November 2, 2013
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$882,264	$15,027	$(3,754)	$893,537
Cost of goods sold, including buying and occupancy expenses	(538,591)	(3,868)	449	(542,010)
Gross profit	343,673	11,159	(3,305)	351,527
Selling, general and administrative expenses	(308,233)	(12,477)	3,359	(317,351)
Operating income (loss)	35,440	(1,318)	54	34,176
Other non operating (expense) income, net	(62,163)	871	-	(61,292)
Loss before income taxes	(26,723)	(447)	54	(27,116)
Income tax expense	(9,202)	(253)	-	(9,455)
Net loss	(35,925)	(700)	54	(36,571)
Net loss attributable to noncontrolling interest	-	700	-	700
Net loss attributable to The Gymboree Corporation	$(35,925)	$-	$54	$(35,871)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(In thousands)

(Unaudited)

	November 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$321,144	$16,636	$(1,322)	$336,458
Non-current assets	942,208	5,345	-	947,553
Total assets	$1,263,352	$21,981	$(1,322)	$1,284,011

Current liabilities	$289,155	$8,959	$(1,175)	$296,939
Non-current liabilities	1,307,985	430	-	1,308,415
Total liabilities	$1,597,140	$9,389	$(1,175)	$1,605,354

Total stockholders' deficit	(333,788)	-	(147)	(333,935)
Noncontrolling interest	-	12,592	-	12,592
Total liabilities and stockholders' deficit	$1,263,352	$21,981	$(1,322)	$1,284,011

	February 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$253,764	$18,764	$(1,488)	$271,040
Non-current assets	1,564,620	4,444	-	1,569,064
Total assets	$1,818,384	$23,208	$(1,488)	$1,840,104

Current liabilities	$196,631	$7,490	$(1,356)	$202,765
Non-current liabilities	1,387,828	370	(1)	1,388,197
Total liabilities	$1,584,459	$7,860	$(1,357)	$1,590,962

Total stockholders' equity	233,925	-	(131)	233,794
Noncontrolling interest	-	15,348	-	15,348
Total liabilities and stockholders' equity	$1,818,384	$23,208	$(1,488)	$1,840,104

	November 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$287,541	$21,429	$(1,470)	$307,500
Non-current assets	1,727,065	4,599	1	1,731,665
Total assets	$2,014,606	$26,028	$(1,469)	$2,039,165

Current liabilities	$218,665	$7,916	$(1,294)	$225,287
Non-current liabilities	1,397,034	262	-	1,397,296
Total liabilities	$1,615,699	$8,178	$(1,294)	$1,622,583

Total stockholders' equity	398,907	-	(175)	398,732
Noncontrolling interest	-	17,850	-	17,850
Total liabilities and stockholders' equity	$2,014,606	$26,028	$(1,469)	$2,039,165

*  The Variable Interest Entities ("VIEs") include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd.  While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.